Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-8 of Farmers & Merchants Bancorp, of our report dated March 16, 2022, relating to the consolidated financial statements of Farmers & Merchants Bancorp (the “Company”), appearing in the Annual Report on Form 10-K of the Company for the year ended December 31, 2021, filed with the Securities and Exchange Commission.

/s/ Moss Adams LLP

Sacramento, California
December 10, 2024